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                                                                   Exhibit 10.38

                            ORACLE LICENSE AGREEMENT


ORACLE LICENSE TERMS

"We," "us," and "our" refers to Oracle. "You" and "your" refers to the individual or entity that has ordered programs, services, or technical support from Oracle or an authorized distributor. "Programs" refers to the software products which you have ordered, program documentation, and any program updates acquired through technical support. "Services" refers to consulting, education, or other services which you have ordered.

WHAT THIS LICENSE AGREEMENT COVERS
This license agreement includes the terms provided below and the terms of the order which you have previously completed. Your order is not effective until accepted by us. We will notify you of our acceptance, and your notice will include a copy of your license agreement. Upon our acceptance, we grant you the limited right to use our programs and any services solely for your business operations subject to the terms of this license agreement and the program documentation. You may allow your agents and contractors to use the programs for this purpose subject to the terms of this license agreement. Program documentation is either shipped with the programs, or you may access the documentation online at http://docs.oracle.com. If ordered, annual technical support is provided under our technical support policies, which are subject to change and may contain additional terms. Services are provided based on the then current policies for the applicable services ordered.

This agreement is governed by the laws of California.

OWNERSHIP AND RESTRICTIONS
We retain all ownership and intellectual property rights to the programs and services. You may make a sufficient number of copies of each program for your licensed use and one copy of each program for backup purposes when your system is inoperative; we must approve any additional copies you make.

You may not:

- Remove or modify any program markings or any notice of our proprietary rights;
- Re-license, rent, lease, timeshare, or act as a service bureau or provide subscription services for the programs;
- Use the programs to provide third party training except for training agents and contractors that you have authorized under this license agreement;
- Assign this license agreement or give the programs or an interest in the programs to another individual or entity;
- Cause or permit reverse engineering or decompilation of the programs, unless required for interoperability; or
-  Disclose results of any program benchmark tests without our prior consent.

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You agree that U.S. export control laws and other applicable export and import laws govern your use of the programs, including technical data. You agree that neither the programs nor any direct product thereof will be exported, directly, or indirectly, in violation of these laws, or will be used for any purpose prohibited by these laws including, without limitation, nuclear, chemical, or biological weapons proliferation.

We may audit your use of the programs. If we give you 45 days advance written notice, you agree to cooperate with our audit, and provide us with reasonable assistance and access to information. You agree to pay any underpaid license, hosting and technical support fees.

WARRANTIES, DISCLAIMERS AND EXCLUSIVE REMEDIES
We warrant that programs will substantially operate as described in the applicable program documentation for one year after we deliver them to you. We also warrant that technical support and services will be provided consistently with industry standards, and this warranty is valid for a period of 90 days from performance of the service.

THESE WARRANTIES DO NOT GUARANTEE THAT THE PROGRAMS WILL PERFORM ERROR-FREE OR UNINTERRUPTED, OR THAT WE WILL CORRECT ALL PROGRAM ERRORS. TO THE EXTENT PERMITTED BY LAW, THESE WARRANTIES ARE EXCLUSIVE AND TAKE THE PLACE OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACOTRY QUALITY, AND FITNESS FOR A PARTICULAR PURPOSE.

IF WE CANNOT SUBSTANTIALLY CORRECT A BREACH OF OUR WARRANTIES, IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END YOUR PROGRAM LICENSE OR TECHNICAL SUPPORTY OR SERVICES AND RECOVER THE LICENSE FEES OR TECHNICAL SUPPORT FEES OR SERVICES FEES PAID TO US UNDER THIS LICENSE AGREEMENT, AS APPLICABLE. THIS IS YOUR EXCLUSIVE REMEDY.

TRIAL  PROGRAMS
You may order trial programs, or we may include additional programs with your order which you may use for trial purposes only. You have 30 days from the delivery date to evaluate these programs. If you decide to use any of these programs after the 30 day trial period, you must obtain a license for each program from us. Programs licensed for trial purposed are provided "as is" and we do not provide technical support or any warranties for these programs.

END OF LICENSE AGREEMENT
If you breach the terms of this license agreement and fail to correct the breach within 30 days after we notify you, we may end this license agreement and your use of programs and technical support. If we end this agreement, you must pay within 30 days all amounts which have accrued prior to the end of this license agreement.


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FEES AND TAXES
All fees payable to us are due within 30 days, and you also agree to pay any sales, value-added or other similar taxes which we must pay based on the programs, technical support or services you have acquired.

INDEMNIFICATION
If someone makes a claim against you that our programs infringe their intellectual property rights, we will indemnify you. To obtain this protection, you must:

- Notify us promptly in writing, not later than 30 days after you receive notice of the claim, or sooner if required by applicable law;
-  Give us sole control of the defense and any settlement negotiations; and
- Give us the information, authority, and assistance we need to defend against or settle the claim.

If we believe that any of our programs may have violated someone else's intellectual property rights, we may choose to either modify the programs or obtain a license to allow for continued use, or if these alternatives are not commercially reasonable, we may end the license for the applicable program and refund any license fees you have paid for it. We will not indemnify you if you alter a program outside the scope of use provided in the documentation or if you use a program version which has been superseded, if the infringement claim could have been avoided by using an unaltered current version of the program. This section provides your exclusive remedy for any infringement claims or damages.

ENTIRE AGREEMENT
You agree that this license agreement is the complete agreement for the programs, technical support and services ordered, and this license agreement supersedes all prior or contemporaneous agreement or representations. If any term of this license agreement is found to be invalid or unenforceable, the remaining provisions will remain effective.

LIMITATION OF LIABILITY
NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF PROFITS, REVENUE, DATA OR DATA USE. OUR MAXIMUM LIABIITY FOR ANY DAMAGES WHETHER IN CONTRACT OR TORT WILL NOT EXEED THE FEES WHICH YOU PAID US FOR THIS ORDER, AND IF SUCH DAMAGES RESULT FROM YOUR USE OF A PROGRAM OR TECHNICAL SUPPORT OR SERVICE, THE LIABILITY SHALL BE LIMITED TO THE FEES PAID FOR THE RELEVANT PROGRAM OR TECHNICAL SUPPORT OR SERVICE.

DEFINITIONS
To fully understand your license grant, you need to review the definition for both the licensing metric and term designation which are listed below.


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NAMED USER - SINGLE SERVER: is defined as an individual authorized by you to use the programs which are installed on a single server, regardless of whether the individual is actively using the program(s) at any given time. A non human operated voice device will be counted as a Named User - Single Server in addition to all individuals authorized to use the programs, if such devices can access the programs. If multiplexing hardware or software (e.g. a TP monitor or a web server product) is used, this number must be measured at the multiplexing front end.

NAMED USER - MULTI SERVER: is defined as an individual authorized by you to use the programs which are installed on multiple servers, regardless of whether the individual is actively using the programs at any given time. A non human operated voice device will be counted as a Named User - Multi Server in addition to all individuals authorized to use the programs, if such devices can access the programs. If multiplexing hardware or software (e.g. a TP monitor or a web server product) is used, this number must be measured at the multiplexing front end.

UNIVERSAL POWER UNIT ("UPU"): is defined as one unit of platform dependent processing power. To determine the number of UPUs required for each Intel/CISC or Intel/CISC compatible processor, multiply the total number of MHz on which the programs are installed by a factor of 1.0. To determine the number of UPUs required for each RISC or RISC compatible processor (including Intel/RISC), multiply the total number of MHz on which the programs are installed by a factor of 1.5. To determine the number of UPUs required in a mainframe environment, multiply the total number of MIPS on which the programs are installed by a factor of 24. The total number of UPUs is determined by adding together the number of UPUs for all computers. Programs licensed on a UPU basis may be accessed by your internal users and by third party users via internet networking protocols.

APPLICATIONS USER: is defined as an individual authorized by you to use the applications programs which are installed on a single server or on multiple servers regardless of whether the individual is actively using the programs at any given time.

APPLICATIONS READ-ONLY USER: is defined as an individual authorized by you to run only queries or reports against application programs for which you have acquired Applications User licenses.

PRIMARY USAGE: is defined as each Applications User of the following applications: Financials, Discrete Manufacturing and Purchasing. Each such User is counted only once based on primary usage. You must specify how many Application Users you are licensing for each application. Primary Usage of one of the applications listed above provides the Applications User with the right to use any or all of the other application programs listed above for which you are licensed. Primary Usage does not provide you with the right to use other application programs including the extensions or options to the application programs listed above.


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ENTRY: is defined as a unique item (e.g., object, person, entity or item of information) stored within the programs. Replicated entries stored within the program on multiple serves are counted as a single entry.

SUITE: is defined as all the functional software components described in the product documentation.

COMPUTER: is defined as the computer on which the programs are installed. A Computer license allows you to use the licensed program on a single specified computer.

WORKSTATION: is defined as the client computer from which the programs are being accessed, regardless of where the program is installed.

MODULE: is defined as each production database running the programs.

50M BILLS PRESENTED: is defined as 50 million bills or invoices delivered, presented and/or posted via the Internet using the program.

500K BILLS PAID: is defined as payment or payment authorization of 500 thousand bills via the Internet using the program.

SUBSCRIBER: is defined as (a) a working telephone number for all wireline devices; (b) a portable handset or paging device that has been activated by you for wireless communications and paging; (c) a residential drop or a nonresidential device serviced by a cable provider; or (d) a live connected utility meter. The total number of Subscribers is equal to the aggregate of all types of Subscribers. If your business is not defined in the primary definition of Subscriber above, Subscriber is defined as each U.S. $1,000 increment of your gross annual revenue as reported to the SEC in your annual report or the equivalent accounting or reporting document.

COST OF GOODS SOLD: is defined as the total cost of inventory that a company has sold during their fiscal year. If Cost of Goods Sold is unknown to you, then Cost of Goods Sold shall be equal to 75% of total company revenue.

PERSON: is defined as your employee or contractor who is actively working on behalf of your organization or a former employee who has one or more benefit plans managed by the system or continues to be paid through the system. The count is to be based on the peak number of part-time and full-time people whose records are recorded in the system.

PAID PERSON: is defined as an individual whose payment or payment calculations are generated by the programs. The term Paid Person includes, but is not limited to, your employees, contractors, retirees, and other employees covered by workers compensation laws or regulations.



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PROJECT PERSON: is defined as any individual, named person who is scheduled on, works on, and/or charges time and/or expenses to projects. This includes, but is not limited to, professional workers, contingent labor, customer and partner participants. This does not include unnamed crew or field labor.

TRAINEE: is defined as an employee, contractor, student or other person who is being trained.

EMPLOYEE: is defined as an active employee of yours. (note: The value of these applications is determined by the size of the active employee population and not the number of actual users. Therefore, all of your active employees must be included in your order when licensing these applications.)

CALL CENTER EMPLOYEE: is defined as the number of employees and contractors in your call center. (note: The value of this application is determined by the size of the call center and contractor population and not the number of actual users. Therefore, all of your call center employees and contractors must be included in your order when licensing these applications.)

TARGET: is defined as a customer or prospect being targeted by you at lease once in a 12-month period through any marketing activity.

COMPENSATED INDIVIDUAL: is defined as an individual whose compensation or compensation calculations are generated by the programs. The term Compensated Individual includes, but is not limited to, your employees, contractors, retirees, and any other Person.

FIELD TECHNICIAN: is defined as an engineer, technician, representative, or other Person who is dispatched using the programs.

ORDER LINE: is defined as the total number of order entry line items processed by the program during a 12-month period. Multiple order entry line items may be entered as part of an individual order or quote, and may also be automatically generated by the Oracle Configurator. You may not exceed the licensed number of Order Lines during any 12-month period unless you acquire additional Order Line licenses from us.

ANNUAL TRANSACTION VOLUME: is defined as the U.S. dollar denominated total value of all purchase orders transacted and all auctions conducted through the Oracle Exchange Platform by you and others during the applicable year of the Oracle Exchange Platform license, provided that an auction resulting in a purchase order shall only be counted against the Annual Transaction Volume once.

STOCKKEEPING UNIT (SKU): is defined as an inventory item at a particular geographic location. For example, one product stocked at the plant and at six different distribution centers would represent seven SKUs.

PURCHASE LINE: is defined as the total number of purchase line items processed by the application during a 12-month period. Multiple purchase lines may be created on either a


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requisition or purchase order, or may be automatically generated by other Oracle
Application programs. For iProcurement, Purchase Lines are counted as all line items on an approved requisition created in iProcurement. For iSupplier Portal and Purchasing Intelligence, Purchase Lines are counted as the line items on purchase orders processed through each of those applications, this does not include communication on the same P.O. For each application, you may not exceed the licensed number of Purchase Lines during any 12-month period unless you acquire additional Purchase Line licenses from us. You may acquire a different number of Purchase Line licenses for each program (the number of Purchase Lines for iProcurement could be a smaller number than for iSupplier Portal).

INVOICE LINE: is defined as the total number of invoice line items processed by the program during a 12-month period. You may not exceed the licensed number of Invoice Lines during any 12-month period unless you acquire additional licenses from us.

EXPENSE REPORT: is defined as the total number of expense reports processed by iExpenses during a 12-month period. You may not exceed the licensed number of expense report during any 12-month period.

$M IN REVENUE: is defined as $M in all income (interest income and non-interest income) before adjustments for expenses and taxes generated by you during a fiscal year.

STUDENT:  is defined as any named user enrolled in the University.

PORTED NUMBER: is defined as the telephone number that end users retain as they change from one service provider to another. This telephone number originally resides on a telephone switch and is moved into the responsibility of another telephone switch.

TERM DESIGNATION
If your program license does not specify a term, the program license is perpetual and shall continue unless terminated as otherwise provided in the Agreement.

4 YEAR TERM: A program license specifying a 4 Year Term shall commence on the Effective Date of the order and shall continue for a period of 4 years. At the end of the 4 Year Term, the program license shall terminate.

2 YEAR TERM: A program license specifying a 2 Year Term shall commence on the Effective Date of the order and shall continue for a period of 2 years. At the end of the 2 Year Term, the program license shall terminate.

TECHNICAL SUPPORT Annual technical support is provided under our technical support policies, which are subject to change. Technical support acquired with this order may be renewed annually and for the initial two renewal years the technical support fee will not increase by more than 5% over the prior year's fees. You may access the latest version of these policies at: http://www.oracle.com/support/tspolicies.html.



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LICENSING RULES
YOU ARE RESPONSIBLE FOR ENSURING THAT THE FOLLOWING USER MINIMUMS ARE MAINTAINED PER PROGRAM:

----------------------------------------------------------- --------------------------------
Program                                                     Minimum for:
                                                            Named User - Single Server or
                                                            Named User - Multi Server
----------------------------------------------------------- --------------------------------
Oracle Database Enterprise Edition                          1 Named User for every 30 UPUs
(Oracle 8i Enterprise Edition)
----------------------------------------------------------- --------------------------------
Rdb Enterprise Edition                                      1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
CODASYL DBMS                                                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Internet Application Server Wireless Edition                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Internet Application Server Standard Edition                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Internet Application Server Enterprise Edition              1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Application Server Standard Edition                         1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Application Server Enterprise Edition                       1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Trusted Oracle Enterprise Edition                           1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Forms Server                                                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Reports Server                                              1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Email Server                                                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Message Broker                                              1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------
Business Components for Java                                1 Named User for every 30 UPUs
----------------------------------------------------------- --------------------------------


YOU ARE RESPONSIBLE FOR THE ENSURING THAT THE FOLLOWING RESTRICTIONS ARE NOT
VIOLATED:

- Oracle Database Standard Edition (Oracle8i Standard Edition) and Rdb Standard Edition are restricted to certain hardware models. Check www.oracle.com/database/availability for the approved models.
- The number of database option licenses must match the number of licenses of the associated database. Exception: the number of WebDB Standard Edition or WebDB Enterprise Edition licenses do not need to match the number of database licenses when licensed as development tools.
- Data Mart Suite and Data Mart Suite, Sales & Marketing are limited to computers with a maximum of 4 processors.



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